Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 333-181585, 333-162888, 333-137273, 333-116528, 333-55838 and 333-35245) and the registration statement on Form S-3 (Registration No. 333-173821) of Carrizo Oil & Gas, Inc. of our letter dated February 25, 2013, relating to estimates of proved reserves attributable to certain interests of Carrizo Oil & Gas, Inc. as of December 31, 2012.

LaRoche Petroleum Consultants, Ltd.

/s/ William M. Kazmann
William M. Kazmann
Senior Partner

Houston, Texas
February 27, 2013